      Exhibit 32

Written Statement of the President and Chief Executive Officer and
the Executive Vice President and Chief Financial Officer

Pursuant to 18 U.S.C. §1350

        Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of LaCrosse Footwear, Inc. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 27, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph P. Schneider
Joseph P. Schneider
President and Chief Executive Officer

/s/ David P. Carlson
David P. Carlson
Executive Vice President and Chief Financial Officer
Date: November 7, 2003